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                                                                   Exhibit 10.20

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                          MASTER REMARKETING AGREEMENT
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     This Master Remarketing Agreement ("Agreement") dated as of July 20th, 2001 is hereby entered into by and between NUR America, Inc., with an office located at 4671 Highway 90 West, San Antonio, Texas 98237 ("Contractor") and CVF Vendor Finance, Inc. with a place of business located at One International Boulevard, Mahwah, New Jersey 07430 ("CVF").

     CVF owns and leases to third parties certain press, graphics and other general equipment types (collectively, the "Equipment" and individually an "Item of Equipment") in the ordinary course of its business which Equipment, from time to time, requires remarketing services.

     CVF desires to engage Contractor and Contractor desires to accept such engagement to remarket the Equipment on behalf of CVF under the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, incorporating the foregoing by reference, and intending to be legally bound hereby, for good and valuable consideration, the receipt of which is hereby acknowledged, CVF and Contractor agree as follows:

1. Engagement. This Agreement shall commence as of date set forth above, and shall continue in effect indefinitely subject to the right of either party to terminate the Agreement as set forth in Paragraph 14. CVF will, from time to time, engage Contractor to accept delivery of, pick up, store, refurbish, remarket, sell or otherwise dispose of (collectively "Remarket") the Equipment pursuant to the procedures specified herein. Contractor understands that no amount of work is guaranteed, CVF is not contracting exclusively with Contractor hereunder, and that CVF reserves the right to use others for the same or similar work. Contractor is being engaged on an independent contractor basis to act as a broker in the resale of Equipment. CVF and Contractor intend that engagements under this Agreement will be true consignments and neither CVF nor Contractor intend that engagements hereunder be characterized as secured transactions. In the event however, that notwithstanding such intent and agreement, any engagement hereunder is deemed to be a consignment intended for security, Contractor


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     grants to CVF a first priority security interest in the Equipment subject to such engagement(s) (including any replacements, substitutions, additions, attachments and proceeds), and this Agreement shall constitute a security agreement under applicable law. Contractor will deliver to CVF signed financing statements or other documents that CVF may request to protect CVF's interest in the Equipment. CONTRACTOR AUTHORIZES CVF TO FILE A COPY OF THIS AGREEMENT AS A FINANCING STATEMENT AND APPOINTS CVF OR CVF'S DESIGNEE AS CONTRACTOR'S ATTORNEY-IN-FACT TO EXECUTE AND FILE, ON CONTRACTOR'S BEHALF, FINANCING STATEMENTS COVERING THE EQUIPMENT. All Gross Sales Proceeds (as defined in paragraph 11 below) are the property of CVF and are to be held in trust by the Contractor.

2. No Discrimination. Contractor agrees to Remarket the Equipment so as to neither favor nor discriminate against CVF. Notwithstanding the above, Contractor agrees to use its best efforts to Remarket the Equipment, but will refrain from using any technique, approach, method or procedure which would be contrary to law, or detrimental or adverse to CVF's policies or to CVF's public image.

3. Obtaining Possession of Equipment. From time to time, CVF may transmit a Remarketing Schedule, attached hereto as Exhibit A, to Contractor to take possession of and transport to its designated facilities, Equipment subject to a lease in default (Repossession). Contractor shall transmit a cost assessment related to the recovery of the Equipment within 48 hours of such Repossession. Upon approval from CVF of the cost assessment, Contractor shall, as the situation requires, either pick up or accept delivery of the Equipment for Remarketing on CVF's behalf. Contractor shall have in its possession all Equipment subject to any repossession request within 30 days after receipt of CVF's request, unless otherwise authorized by CVF. To the extent Contractor obtains possession of Equipment, it does so on behalf of CVF and no title to such Equipment shall pass to Contractor. Contractor shall keep the Equipment at the address shown above (or at such other location(s) as CVF may from time to time authorize) and shall permit CVF and its authorized representatives reasonable access to the Equipment during normal business hours.

4. Receipt and Condition of Equipment. Within two (2) business days of receipt, recovery or relocation of CVF's Equipment, Contractor shall provide CVF with the following:


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     A.   An e-mail transmission or fax transmission notifying CVF of said receipt, recovery or relocation of Equipment by Contractor.

     B. The location of the Equipment, including the full name and address of the storage facility.

     C. The name and telephone number of the primary contact at the storage location of Equipment.

     Within five (5) business days of receipt, recovery or relocation of CVF's Equipment, Contractor shall provide CVF with the following:

     A.   The general condition of the Equipment.

     B. Sufficient color photographs of each individual item of Equipment to allow CVF to view all aspects of the Equipment. Contractor will provide a minimum of three (3) photographs.

     C. Liquidation sale price to be paid by Contractor within thirty (30) days. Contractor shall not be entitled to Contractor's Compensation as outlined in paragraph 13 hereof.

5. Pricing Guidelines. In the event CVF elects to sell the Equipment in the condition as it was received, Contractor shall prepare the Equipment for sale, including but not limited to clean-up and preparation for display within five (5) days of receipt of Equipment. Contractor shall use its best efforts to provide adequate exposure of CVF's Equipment to potential buyers to ensure that all sales are commercially reasonable sales. For certain of the Equipment consigned to Contractor, CVF may provide to Contractor resale pricing guidelines by make and model number. In the event an Item of Equipment has not been sold within ninety (90) days after its consignment hereunder, the parties may review any related pricing guidelines and, if both parties concur, revise such pricing guidelines. CVF will reserve the right to seek out other sources to assist in the remarketing effort at this time and may opt to remove the Equipment with 5 days written notice to Contractor as outlined in paragraph 14 below.

6. Indemnification. Contractor agrees (i) to assume sole responsibility and liability for any personal injury and/or property damage resulting from, and (ii) to indemnify and hold CVF harmless against and from; all claims, lawsuits, damages, expenses and losses (collectively, "Claims") arising out of: a) the use, operation, possession, delivery, storage or maintenance of the Equipment; b) a breach of this Agreement by Contractor; or c) the conduct of Contractor and/or its agents in endeavoring to repossess and/or Remarket any Equipment.


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     Contractor agrees to reimburse CVF for and, if CVF requests, defend CVF against any Claims.

7. Insurance. Contractor will maintain insurance in accordance with the requirements set forth in Exhibit E, or in accordance with such requirements as CVF may from time to time establish and provide written notice thereof to Contractor.

8. Records. Contractor shall maintain and provide CVF and its authorized representatives with reasonable access to records containing information with respect to the Equipment including a complete, accurate and current inventory of all CVF Equipment in Contractor's possession, of pending Equipment recoveries, Contractor's sales activities including, but not limited to, pending sale activity, the names of all buyers, quantities purchased and terms of each sale. CVF may request a status report for an item of Equipment which relates all the actions taken by the Contractor on that account. Any and all reports will be made available to CVF on a monthly basis or upon demand when necessary.

     At any time during the term of this Agreement, Contractor shall permit CVF and its authorized representatives to audit all books, files, records and other relevant data pertaining to Equipment referred for Remarketing by CVF. Such audit shall be undertaken during the Contractor's regular business hours and CVF shall be entitled to a reimbursement of its reasonable expenses if such audits reveal any material breach of this Agreement by Contractor.

9. Expenses. Except for authorized Extraordinary Expenses as set forth in Paragraph 10 below Contractor shall bear all expenses incurred by or on behalf of Contractor in connection with Remarketing activities including, without limitation, all advertising, direct mailing, storage, handling, billing refurbishing, shipping, and collection and travel expenses.

10. Extraordinary Expenses. If Contractor takes possession of any Equipment in such condition as the Contractor and CVF render it unmarketable, Contractor shall assess the condition of such Equipment and inform CVF of its estimated value in its present condition together with a written estimate of the cost to repair such Equipment and its estimated value subsequent to such repair. CVF shall direct Contractor by written notice to either repair such Equipment, attempt to sell it without repair, or dispose of it in a commercially reasonable


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     manner such as for scrap or salvage value. CVF shall reimburse Contractor for all reasonable expenses which were approved by CVF and which were incurred in connection with the repair of any Equipment pursuant to this Paragraph 10 (the "Extraordinary Expenses"). Notwithstanding the foregoing, Contractor acknowledges that if work is performed or caused to be performed on an Item of Equipment without prior written authorization of CVF, Contractor shall be solely responsible for all costs and expenses associated with such work.

11. Billing, Collecting and Remittance of Sale Proceeds. If the Remarketing performed by the Contractor on behalf of CVF results in the sale of such Equipment to a buyer, the Contractor will obtain CVF's prior approval before accepting any sales offers for CVF's Equipment. CVF agrees to timely invoice the buyer for the Equipment selling price (the "Gross Sale Proceeds") with instructions that the buyer of the Equipment remit all sale proceeds directly to Citicorp Vendor Finance, Inc. at an address designated by CVF. Contractor agrees that it will not make any representations or warranties whatsoever to prospective or actual buyers of the Equipment for or on behalf of CVF. The Contractor's Compensation calculated in accordance with Paragraph 13 below shall be remitted to Contractor within fourteen business days of CVF's receipt of the Gross Sale Proceeds. No Equipment shall be released to buyer until CVF receives the Gross Sales Proceeds or without CVF's written consent. At such time, CVF will notify Contractor via e-mail or fax to release said Equipment.

12. Taxes. Unless otherwise required by law, Contractor shall not make any reports on behalf of CVF to any taxing official concerning the consigned Equipment in the possession of Contractor, and shall not pay any taxes that may be assessed on the Equipment. If Contractor is called upon to make any such reports or pay any such taxes, it shall immediately forward to CVF the request received by it and shall thereafter take only such action in reference thereto as may be required by law until instructions are received from CVF.

     Notwithstanding the foregoing, if any sale of an item of Equipment by Contractor on behalf of CVF is a sale subject to tax by any state or local taxing authority, Contractor, on behalf of CVF, shall bill and collect such tax from the buyer of such item and shall account for and promptly remit such tax amounts directly to the proper taxing authorities.


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13.  Contractor's Compensation. As compensation for the Remarketing services performed hereunder by Contractor, CVF agrees to pay to Contractor 20% of the Gross Sales Proceeds from sale of the Equipment. The Compensation for an Item of Equipment shall be paid to Contractor only from the Gross Sale Proceeds for such Item.

14. Termination. The Remarketing services of the Contractor with respect to any Remarketing Schedule (or portion of the Equipment listed thereon) may be terminated upon five business (5) days prior written notice from the party terminating to the other party. However, termination with respect to any Remarketing Schedule (or portion of the Equipment listed thereon) shall not constitute termination of any other Remarketing Schedule or of this Remarketing Agreement, which shall continue in effect so long as any Remarketing Schedule or portion thereof shall remain in effect. Contractor shall immediately return to the location(s) specified by CVF (at CVF's expense) all Equipment listed on a Remarketing Schedule which has been terminated hereunder. In such instances, CVF shall not be responsible for any expenses incurred by Contractor relating to the Equipment in any way, other than any approved Extraordinary Expenses as set forth is Paragraph 10.

     a) This Agreement maybe terminated by either party upon the provision of thirty (30) days prior written notice thereof to the other party setting forth the effective date of such termination. Termination of this Agreement shall not effect the obligations of either party to the other party pursuant to any right or cause of action which may have accrued or which may have been accruing prior to such termination.

     b) If either party is in default of its obligations under this Agreement and such default continues for three (3) business days after written notice (or oral notice followed up by written notice) thereof by the party not in default, such non-defaulting party may, in addition to all other rights and remedies provided by law or this Agreement, cancel this Agreement.

     c) In the event of a filing by or against Contractor of a request, pleading or petition under the bankruptcy, insolvency or similar laws of the United States, or any state foreign country or territory, this Agreement shall be automatically terminated with no further notice to Contractor. For purposes of this Agreement, such termination shall be deemed to have occurred just prior to the filing of such request, pleading or


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          petition. If the Contractor becomes insolvent, ceases to do business as a going concern, admits an inability to pay its debts as they become due or is generally not paying its debts as they become due, CVF may, without further notice to Contractor, terminate this Agreement. Termination of the Agreement pursuant to this paragraph shall be without prejudice to any other remedies that CVF may otherwise have. This provision is intended to apply to the full extent permitted by law.

      d) If this Agreement is terminated by CVF pursuant to any provision of this Agreement, Contractor agrees that CVF shall not be liable for any indirect, special or consequential damages and Contractor shall waive all such claims against CVF arising from this Agreement. In addition, CVF and Contractor shall each release the other from any further obligation, duty or liability arising out of this Agreement except for any liability or obligation, whether of indemnity or otherwise, which may have accrued or which may have been accruing at the time of cancellation or termination or is otherwise specified in this Agreement.

      e) The terms, conditions, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performance, cancellation or termination of this Agreement.

15. No Agency. Nothing contained in this Agreement shall be construed to place CVF and Contractor in a relationship as partners, joint ventures, or principal and agent. Neither CVF nor Contractor shall act as or represent itself as an agent, partner, or joint venture of the other. Contractor has entered into this Agreement with the express intention, understanding and knowledge that its relationship to CVF is that of an independent contractor, and not that of any agent, servant, or employee; and that Contractor shall have no power or authorization to bind or otherwise obligate CVF on any matter whatsoever, except as provided in the express terms and conditions of this Agreement. No acts, omissions or assistance given by CVF, its officers, staff, employees, agents, representatives or associated companies shall be construed to alter Contractor status as an independent contractor.

16. Amendments. This Agreement and any Remarketing Schedule may only be amended by a writing signed by the parties hereto.


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17.  Advertising; Confidentiality. Contractor shall not advertise, market or otherwise disclose to any other person, any information relating to the making of this Agreement, nor use CVF's name or logo without CVF's written consent. Any information or material which is transmitted by CVF to Contractor shall be treated as confidential except for information which:
     (i) is or becomes available to the public other than as a result of the disclosure by Contractor; or (ii) is required to be disclosed under applicable law.

18. Financial Statements. Upon CVF's request, Contractor shall provide its annual audited financial statement within two weeks of its issuance, to CVF once such statements have been made public. Additionally on a quarterly basis, and within 90 days of the end of any such quarter of Contractor's fiscal year, Contractor shall provide CVF with its comparative interim financial statement once such statement has been made public.

19. No Gifts. The exchange or offering of any gift item, personal service, entertainment or unusual hospitality by either party of this Agreement to the other party is expressly prohibited. This prohibition is equally applicable to either party's officers, employees, agents or immediate family members. Any violation of this provision shall constitute cause for immediate cancellation of this Agreement.

20. Notices. All notices or other communications in furtherance of this Agreement, except as otherwise noted, shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, postage prepaid and addressed as follows:

          To Contractor:
                            -----------------------------

                            -----------------------------

                            -----------------------------

                            Attn:
                                 ------------------------

          To CVF:           Citicorp Vendor Finance, Inc.
                            One International Boulevard
                            Mahwah, New Jersey 07430
                            Attn:
                                 ------------------------


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          Or to such other address as a party may from time to time specify to the other party.

21. Entire Agreement. This Agreement supersedes all previous arrangements or agreements, whether written or oral, and comprises the entire Agreement of the parties.

22. Survival. The representations and agreements in this Agreement shall survive the execution and delivery of this Agreement and consummation of any transaction hereunder. This Agreement shall be binding on and inure to the benefit of the parties, their respective successors and assigns.

23. Assignment. Contractor's rights or obligations hereunder may not be assigned to any other party without the express prior written consent of CVF.

24. Compliance with Laws. Each party represents and warrants that it is in compliance and will continue to comply in all respects with all applicable federal, state and local laws and regulations in connection with its obligations under this agreement and that it has obtained any and all licenses, permits, registrations and regulatory approvals required to perform its obligations under this Agreement.

25. CHOICE OF LAW. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY. THE PARTIES CONSENT TO THE JURISDICTION OF ANY COURT LOCATED WITHIN NEW JERSEY AND EXPRESSLY WAIVE ANY RIGHTS TO A TRIAL BY JURY.

CITICORP VENDOR FINANCE INC.                     NUR AMERICA, INC.


By: [Signature Illegible]                        By: Joel Jesselsohn
    ---------------------------                      ---------------------------
Title: Vice President                            Title: VP Finance & CFO

Date:  7/19/01                                   Date:  7/19/01


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                                    EXHIBIT A

                              REMARKETING SCHEDULE

                      AUTHORIZATION TO REPOSSESS EQUIPMENT

COLLECTOR:

DATE ASSIGNED: 06/13/00
DATE REPOD:
            ---------

TO:
FROM:

LEASE:
LESSEE:
ADDRESS1:
ADDRESS2:

CONTACT:
PHONE#:

EQUIP DESCRIPTION:
EQUIP DESCRIPTION2:
SERIAL NUMBER(S):

APPROVED BY:                    DATE:
             ------------------       -----------------------

CONTRACTOR IS HEREBY AUTHORIZED BY CITICORP VENDOR FINANCE, INC. TO REPOSSESS ALL OF THE ABOVE REFERENCED EQUIPMENT.

COMMENTS:


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                                    EXHIBIT B

                             INSURANCE REQUIREMENTS

     The Contractor shall maintain such insurance as will cover and include all obligations assumed by Contractor, pursuant to the Remarketing Agreement dated as of ________________ by and between NUR America, Inc. ("Contractor") and "CVF", Inc., as well as such insurance as will protect Contractor from claims and liability under any Worker's Compensation Act as required by applicable state law and from any other claims of liability for any damages, including bodily injury and for damages to property which may arise from its acts, omissions and/or operations under this Agreement. Certification of such insurance signed by the insurer shall be submitted to CVF prior to the signing of this Agreement. It shall indicate that the Contractor has coverage that meet or exceed the following requirements:

     a) Comprehensive automobile liability insurance, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence.

     b) Comprehensive General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence.

     c) Professional liability and/or errors and omissions policies with coverage for all actions of the Contractor and its personnel and with limits of liability no less than $1,000,000.

     d) Broad form "all risk" property insurance on all Equipment in the Contractor's possession for an amount at least equal to the Equipment's fair market value.

     e)   Contractor shall provide proof that contractor is fully bonded.

All CGL insurance shall designate Citicorp Vendor Finance, Inc. as an additional insured. All property insurance on the Equipment will name Citicorp Vendor Finance, Inc. as a loss payee. All


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insurance required hereunder will be issued by the companies acceptable to CVF and will provide that CVF will be given 30 days advance notice of any cancellation or material change of such insurance.


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                                 COST PER USAGE               (3rd Pty--CPU)
                         MANUFACTURER PROGRAM AGREEMENT

     THIS AGREEMENT dated as of 20 day of July, 2001 by and between NUR America, Inc. with its principal offices at 4671 Highway 90 West, San Antonio, Texas 58237 ("Manufacturer") and Citicorp Vendor Finance, Inc., with its offices at One International Boulevard, Mahwah, New Jersey 07430-0631 ("CVF").

                                    RECITALS

     A. Manufacturer is a distributor of certain printing machines and CVF, in connection with its leasing business, from time to time, purchases equipment from manufacturers and distributors for the purpose of leasing that equipment to customers of the manufacturers and distributors.

     B. Manufacturer desires to sell certain of its printing machines (the "Equipment") to CVF for CVF to lease such Equipment to Manufacturer's customers (the "Users") under certain "cost per usage" arrangements and pursuant to certain cost per usage rental agreements covering such Equipment ("CPU Agreements") and CVF desires to purchase such Equipment for that purpose, subject to the terms and conditions described herein.

     NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

     1. DESCRIPTION OF CPU AGREEMENT. The parties agree that CVF's form of CPU Agreement shall be utilized with the Users; a print of the form is attached hereto as Exhibit "A" and made a part hereof. CVF reserves the right to make changes to the form of CPU Agreement from time to time. CVF acknowledges that Manufacturer is the licensor of any software ("Software") included with the Equipment and the CVF has no right to license such Software.

     2. PURCHASE PRICE. Within 48 hours of CVF's receipt of (a) all properly executed rental agreement documents and collateral documents, satisfactory to CVF in all respects and (b) all required advance rentals, CVF will issue its purchase order and upon delivery and acceptance of the Equipment, fund the purchase price of the Equipment by, at CVF's option, overnight mail or wire transfer to manufacturer's bank account.

     3. SUPPORT AGREEMENTS; SUPPORT OBLIGATIONS. (a) Pursuant to certain warranties, maintenance agreements, service contracts or other agreements or undertakings (written or oral) made by Manufacturer (collectively, the "Support Agreements"), Manufacturer is obligated to perform, or to cause a third party to perform certain warranty, repair, maintenance, service or other support obligations with respect to the Equipment (collectively, the "Support Obligations").

          (b) Manufacturer shall perform, or cause to be performed, in accordance with the terms and conditions of the Support Agreements, all of the Support Obligations with respect to the Equipment; provided, however; that if Manufacturer shall fail to perform such Support Obligations, CVF may (but shall not be required to) perform such Support Obligations, or to cause the same to be performed by another person, without releasing Manufacturer from its obligations therefor or waiving any claim against Manufacturer in connection therewith.

          (c) In consideration of Manufacturer's covenant to perform the Support Obligations, or to cause the same to be performed, CVF shall remit to Manufacturer a monthly support amount as agreed upon by the parties (the "Monthly Support Amount") out of the monthly rentals collected by CVF under each CPU Agreement. The Monthly Support Amounts collected by CVF in each month shall be remitted to Manufacturer daily as received, less a fee of five dollars ($5.00) for each CPU Agreement.

          (d) CVF shall have no obligation or liability to remit to Manufacturer the Monthly Support Amounts with respect to any CPU Agreement, except out of monies actually received by CVF in excess of the minimum monthly rentals due under such CPU Agreement ("Monthly Minimum Payments"). If at any time any payment by a User is rescinded or must otherwise be returned unpaid by the bank, Manufacturer shall return to CVF any amounts paid to Manufacturer by CVF out of such rescinded or returned payment or at CVF's option may be deducted from amounts owed to Manufacturer by CVF.

          (e) In the event that Manufacturer shall fail to perform or fail to cause to be performed the Support Obligations with respect to any CPU Agreement (a "Manufacturer Default"), CVF shall have no further obligation to remit to Manufacturer the Monthly Support Amounts with respect to such CPU Agreement. Following the occurrence of a Manufacturer Default with respect to any CPU Agreement which default remains uncured to User's satisfaction, CVF shall have the right, in its sole discretion, to apply all or part of the Monthly Support Amounts that would otherwise be payable to Manufacturer with respect to such CPU Agreement to one or more of the following uses: (i) to engage another person to perform the Support Obligations with respect to such CPU Agreement; (ii) to give a rebate, discount or other allowance to the User under such CPU Agreement; and/or (iii) to compensate CVF for any losses, damages, costs and expenses incurred by CVF as a result of such Manufacturer Default.

          (f) In the event that a User fails to make any payment as a result of Manufacturer's breach of any support agreement or unsatisfactory maintenance, repairs or service by Manufacturer and if Manufacturer is in agreement with said claim, then upon notice to Manufacturer by CVF, Manufacturer shall have forty five (45) days in which to cure the conditions which gave rise to such non-payment. If Manufacturer fails to do so, Manufacturer shall, within 5 days thereafter, repurchase the CPU Agreement for an amount equal to the "Repurchase Price", as defined in Section 2(j) below.





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          (g) If there is a dispute between Manufacturer and a User and CVF litigates against a User claiming non-performance of Equipment and a decision is rendered in favor of said User, Manufacturer shall, within 5 days thereafter, time being of the essence, repurchase the CPU Agreement for the Repurchase Price, and reimburse CVF for all court costs, attorney's fees, awards and/or damages assessed against CVF in such proceeding. CVF shall have the right to setoff any amounts owed by Manufacturer to CVF against any amounts payable by CVF to Manufacturer under this Agreement.

          (h) In the event that payment of the Repurchase Price or the payment of CVF's court costs and attorney's fees is not received within 5 days after due, Manufacturer shall pay interest on the unpaid amounts at a rate of one and one-half percent (1.5%) per month until paid but not in excess of the maximum amount permitted by law.

          (i) Upon CVF's receipt of the full Repurchase Price with respect to any CPU Agreement, such CPU Agreement and related Equipment shall be sold and assigned by CVF to Manufacturer "AS IS", "WHERE IS" without recourse or warranty of any kind.

          (j) "Repurchase Price" shall be equal to the sum of (i) all Monthly Minimum Payments and other sums then due and owing but unpaid under such CPU Agreement plus (ii) the present value of all Monthly Minimum Payments and other amounts to become due during the remaining term of the CPU Agreement less the Monthly Support Amounts, plus the anticipated value of the Equipment at the end of the initial term or applicable renewal term of the CPU Agreement, all discounted at a rate of six (6%) percent per annum (but, as to all of the foregoing, only to the extent permitted by law). In addition, Manufacturer shall pay to CVF all out-of-pocket expenses (including but not limited to reasonable attorneys' fees and costs and any awards or assessments made against CVF relative to such CPU Agreement) incurred by CVF in connection with the collection or attempted collection of payments and other amounts due it under such CPU Agreement or the enforcement of CVF's rights under this Agreement.

     4. BILLING AND COLLECTION OF MONTHLY MINIMUM PAYMENTS. (a) CVF shall bill and collect all amounts due under the CPU Agreements, in addition to the Monthly Minimum Payments, based on the usage amounts used by such Equipment (the "Excess Usage Charges").

          (b) All Excess Usage Charges collected by CVF in each month shall be remitted to Manufacturer by the 15th day of the following month. CVF shall have no obligation or liability to remit to Manufacturer the Excess Usage Charges with respect to any CPU Agreement except out of the Excess Usage Charges actually received by CVF. If at any time any payment by a User of Excess Usage Charges is refunded by CVF to such User (e.g., because estimated meter readings were too high) or if such payment is rescinded or must otherwise be returned by CVF upon the insolvency, bankruptcy, or reorganization of such User or if any User payment is returned unpaid by the bank, Manufacturer shall return to CVF any amounts paid to Manufacturer by CVF out of such refunded, rescinded or returned payment. Payments received from Cost Per Usage users shall be applied in the following order: 1.) Amounts due CVF, including applicable taxes, for Customer's use of equipment, 2.) Monthly Support Amount, plus applicable taxes, payable to Lessor, 3.) Any miscellaneous amounts due CVF from User, including but not limited to personal property taxes and late charges, 4.) Excess Usage Charges payable to Manufacturer.

          (c) CVF's billing and collection of the Excess Usage Charges shall be based solely on the meter reading or estimates of print machines usage furnished to CVF by the User or Manufacturer. CVF shall assist in the collection of such information by providing notice to the User of meter readings that are due, as well as notifying Manufacturer of non-receipt of such information. If meter readings are not provided on a timely basis, CVF will use its reasonable judgment in making estimates. However, Manufacturer shall assume full responsibility for making or obtaining accurate meter readings at regular intervals. Manufacturer shall promptly respond to any questions or complaints by the Users concerning meter readings or estimates of Equipment usage, and shall indemnify and hold CVF harmless from and against any claims, losses, damages, liabilities, costs or expenses relating thereto.

          (d) In consideration of CVF's billing and collecting the Excess Usage Charges under each CPU Agreement, CVF shall receive a fee of FIVE DOLLARS ($5.00). Said fees shall be deducted from the amounts remitted by CVF to Manufacturer under Section 3(b) above. In addition, Manufacturer agrees to pay a fee for each amendment requested by Manufacturer. This fee is payable at the time of the Manufacturer's request and based on the fee schedule then in effect.

     5. ECOA. Manufacturer agrees that, in the event that CVF advises Manufacturer that CVF has denied a prospective User's credit application, Manufacturer shall, and CVF hereby instructs Manufacturer to, notify the prospective User that the application was denied by sending the prospective User, within thirty (30) days after the date the completed application was received by CVF, a notice of denial of credit which shall also disclose the prospective User's right to obtain a written statement of the reasons for denial, if such statement is requested within sixty (60) days of notification of denial (the "Notice of Denial and Disclosure"). The Notice of Denial and Disclosure shall fully comply with the Equal Credit Opportunity Act and Regulation B. In each instance, to the extent that a prospective User requests a written statement of the reasons for denial within sixty (60) days of notification of denial, Manufacturer shall, and CVF hereby instructs Manufacturer to, provide the prospective User with such written statement (the "Statement of Reasons for Denial"). The Statement of Reasons for Denial shall fully comply with the Equal Credit Opportunity Act and Regulation B.





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     6. TERM. This Agreement shall continue unless and until termination by either party upon thirty (30) days prior written notice to the other party. The termination of this Agreement shall not affect the rights and obligations of the parties with respect to any CPU Agreement entered into before such termination and the Equipment subject thereto.

     7. ASSIGNMENTS. Neither party to this Agreement may assign its rights or obligations hereunder without the prior written consent of the other party, provided, in the event CVF sells, assigns grants a security interest in, or otherwise transfers any CPU Agreement (and the related Equipment) subject to this Agreement ( the "Transferred CPU Agreement"), CVF may, without consent, assign its rights hereunder with respect to the Transferred CPU Agreement to CVF's assignee, transferee or grantee, and Manufacturer agrees not to assert any claim or defense arising out of this Agreement or otherwise which it may have against CVF in connection with the Transferred CPU Agreement or Equipment.

     8. MISCELLANEOUS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for any supplemental documents that may be required by either party, this Agreement, together with all Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and any modification hereto must be in writing referencing this Agreement and signed by the parties.

          (b) Any notice, demand, request, consent, report, approval or communication required hereunder shall be in writing and sent by registered mail, return receipt requested, or by overnight delivery to the address of the party set forth at the beginning of this Agreement. Notice shall be deemed given three (3) days after the date mailed, if sent by registered mail, or when sent, if sent by overnight mail.

          (c) This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of this State of New Jersey. TO THE EXTENT PERMITTED BY LAW, THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT IN CONNECTION WITH THIS AGREEMENT. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement all on the date first above written.

CITICORP VENDOR FINANCE, INC.                     NUR AMERICA, INC.


By: [Signature Illegible]                         By: Joel Jesselsohn
    -------------------------                         --------------------------
Name/Title: Vice President                        Name/Title: VP Finance & CFO
            -----------------                                 ------------------




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                               PROGRAM AGREEMENT

LEASING AGENT:                                    VENDOR:
American Leasing Alliance, LLC                    Nur Macroprinters Ltd.
d/b/a GRAPHIC ARTS CAPITAL, LLC                   4671 Hwy. 90 W.
1301 Pyott Road, Suite 103                        San Antonio, TX 78237
Lake In The Hills, IL 60102

I.   Introduction

A. We have written this agreement in plain language because we want you to fully understand its terms. Please read your copy carefully and feel free to ask any question you may have about it. We use the words you and your to mean the Vendor indicated above. The words we, us and our refer to the Leasing Agent indicated above.

B. From time to time, you wish to refer to us certain end-users of equipment ("Customers") who desire lease financing; we wish to have you introduce those customers to us so that we can arrange their lease financing, provided that they meet qualifications and requirements to be determined for such financing.

II.  Services, Exclusivity, Compensation, Terms of Agreement, Vendor Support

A.   We will provide to you the following services:

          1.   Transaction structuring.

          2. Attendance in sales meetings to present lease products and programs.

          3.   Educate your sales personnel on lease financing as a sales tool.

          4.   Design promotional materials and programs.

          5. Respond to all lease financing questions, prepare financing proposals and, quote lease rates.

          6. Gather credit application and information required for credit analysis and scoring.

          7.   Coordinate and/or prepare lease documents.

          8.   Notify you upon receipt of properly executed lease documents.

          9. Coordinate and act as a liaison to all funding sources that desire to establish funding capabilities with you. Such coordination may include, but not be limited to, reviewing and assisting in the negotiation of program agreements and the development and implementation of credit scoring models with the funding sources.

          10. Provide activity reports and portfolio as requested and mutually deemed necessary.

B. You agree that when you refer a potential customer and/or lease to us, we will have the exclusive right to arrange the lease financing with that customer. No proposal from us to any prospect shall be offered on behalf of you. You understand that the customers whom you refer to us will need to meet certain credit criteria, and therefore we will not be required to arrange all of the lease financing opportunities that you offer to us.

C. There may be established preferred sources for presentation of lease financing opportunities. These preferred sources shall have a right of first refusal on all financing opportunities. We shall coordinate the presentation of opportunities to these sources. If a transaction should not be approved by these preferred sources within a


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     reasonable amount of time from their receipt of a full credit package, then we and you shall coordinate proceeding for approval with other financing sources.

D. This agreement shall be for an initial period of one year from the execution date hereof. Subsequent one-year renewals shall be negotiated annually unless this agreement shall be terminated as outlined in section IV.A. hereof.

E.   You shall provide the following support services to us:

          1. You agree to use your best efforts to promote us as your agent with your customers.

          2. Provide and/or assist in obtaining required credit information including D&B reports, credit reports and other financial information.

          3. On a transaction-by-transaction basis, you may provide certain credit enhancement support, at your sole discretion.

          4. You shall provide us with reimbursement of reasonable travel related expenses incurred at your request. All travel arrangements shall be handled by your travel office. All such expenses will require prior approval of _____________.

          5. You will reasonably assist us in any coordination needed between us and any funding source.

III. Representations, Indemnification

A. For each lease transaction which you refer to us and which is accepted, you and we represent and warrant to each other, to the best of our knowledge and belief, the following:

          1. You have not made any promises, statements, or commitments to customers purportedly on our behalf without our prior express approval, and you have not taken any action that may affect our (or our assigns) ability to fully enforce any lease transaction.

          2. To the best of your knowledge, you have disclosed to us all material information regarding the customer and the equipment which is available to you with respect to each customer and/or lease transaction.

          3. We have not made any promises, statements, or commitments to customers purportedly on your behalf without your prior express approval.

B. Both parties agree to indemnify each other for any losses they may incur as a result of any breach of the representations and warranties above. You and we agree to reimburse each other for any costs, expenses, attorneys fees, damages, and other losses which you or we may incur as a result of any claim made against the other arising out of the foregoing, or out of any other act or representation attributable to each other or each others employees or representatives. The extent of either party's liability under this provision shall not, under any circumstances, exceed the purchase price of the equipment paid by, or on behalf of the Customer to you.

IV.  General Provisions

A. Entire Agreement, Modification, Termination. This agreement supersedes all prior agreements, oral or written, between you and us. This agreement may only be modified in writing , signed by the officers of Vendor and Leasing Agent, and specifically referencing this agreement. You or we may terminate this agreement at any time upon 60 days prior written notice. Any such termination, however, shall not affect any of your or our rights with respect to any leases which commenced prior to the date of termination.


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B.   Assignment. This agreement shall be for the benefit of and binding upon you and us, as well as your and our successors-in-interest and assigns. You and we agree that you or we cannot assign your or our rights and/or obligations under this agreement to anyone else without your or our prior written consent.

C. Severability. Each provision of this agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this agreement is construed to be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity and, without invalidating the remainder of such provision or the remaining provisions of this agreement.

LEASING AGENT:                         VENDOR:
American Leasing Alliance, LLC
d/b/a GRAPHIC ARTS CAPITAL, LLC        Nur Macroprinters Ltd.


    David Stearns         7/19/01          Alol Avnon
---------------------------------      ---------------------------------
     Signature            Date              Signature           Date


    David Stearns         Pres.            Alol Avnon
---------------------------------      ---------------------------------
     Print Name           Title             Print Name          Title

V. As long as this agreement is valid, GAC will not provide similar services to Nur's direct competitors.


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